Exhibit 1.01

3,000,000 Shares

IMPERVA, INC.

Common Stock, par value $0.0001 per share

UNDERWRITING AGREEMENT

March 12, 2015

March 12, 2015

Morgan Stanley & Co. LLC

Deutsche Bank Securities Inc.

c/o Morgan Stanley & Co. LLC

    1585 Broadway

    New York, New York 10036

c/o Deutsche Bank Securities Inc.

    60 Wall Street, 4th Floor

    New York, New York 10005

Ladies and Gentlemen:

Imperva, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 3,000,000 shares of the common stock of the Company, par value $0.0001 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 450,000 shares of its common stock, par value $0.0001 per share (the “Additional Shares”), if and to the extent that you, as managers of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-202610), including a prospectus, relating to the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, each preliminary prospectus filed as part of the Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not been any change (A) in the capital stock (other than the issuance or grant of securities pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, all as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) or (B) in the long-term debt of the Company or any of its subsidiaries; and since such date there has not been any material and adverse change, or any development involving a prospective material and adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance of its obligations under this Agreement (a “Material Adverse Effect”), otherwise than as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(d) The Company and its subsidiaries own no real property and, other than with respect to intellectual property assets, which are addressed exclusively in Sections 1(y) and 1(z), have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Each of the subsidiaries of the Company (each of which are listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Commission on March 2, 2015) has been duly organized and is validly existing as an entity in good standing or similar status, if applicable, under the laws of the jurisdiction of its organization, with corporate power and authority to own or lease its properties and conduct its business as described in the Time of Sale Prospectus. Each of the Company’s subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect. All of the issued shares of capital stock of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the subsidiaries of the Company are outstanding.

(g) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(h) The Company has an authorized capitalization as set forth in the Time of Sale Prospectus and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Time of Sale Prospectus and the Prospectus.

(i) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Common Stock contained in the Time of Sale Prospectus and the Prospectus and the issuance of such Shares will not be subject to any preemptive right or similar rights, other than those that have been satisfied or waived. The form of certificates for the Shares conforms to the General Corporation Law of the State of Delaware and to all requirements of the Company’s Certificate of Incorporation and Bylaws.

(j) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or Bylaws of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (i) and (iii) such as would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of, or with, any such court or governmental agency or body is required for the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(k) Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or Bylaws or other organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii), such as would not, individually or in the aggregate, have a Material Adverse Effect.

(l) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus or proceedings that would not have a Material Adverse Effect or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(m) The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Material United States Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock,” and “Underwriters”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete.

(n) The statistical, industry-related and market-related data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(o) There are no relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Time of Sale Prospectus and the Prospectus which have not been described as required.

(p) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(q) At the time of filing the Registration Statement, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(r) Ernst & Young LLP is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder.

(s) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus presents fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting

Standards Board Interpretation No. 46), not disclosed or incorporated by reference in the Time of Sale Prospectus. There are no financial statements of the Company or any business or entity acquired, or currently in the process of being acquired, by the Company (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required.

(t) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Shares registered pursuant to the Registration Statement, except any such rights that have been waived in writing or otherwise satisfied in connection with the transaction contemplated by this Agreement.

(u) Except as described in the Time of Sale Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(v) The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(w) No wholly-owned subsidiary of the Company is currently prohibited, directly or indirectly, in its organizational documents from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(x) The Company and its subsidiaries possess, and are in compliance in all material respects with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business as is now conducted or presently proposed in the Time of Sale Prospectus and the Prospectus, to be conducted by them, except where the failure to so possess or comply would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any written notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Company and its subsidiaries each own, possess, or can acquire on reasonable terms the right to use all material patents, patent rights, trademarks, trade names, service marks and service names (including all goodwill associated with use of the same), copyrights, license rights, inventions, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other technology and intellectual property rights, including the right to sue for past, present and future infringement, misappropriation or dilution of any of the same (“Intellectual Property”) used by them or necessary to be used by them in the conduct of their business as presently conducted and as presently proposed to be conducted in the Time of Sale Prospectus (“Company Intellectual Property”); provided that the foregoing representation is made only to the Company’s knowledge as it concerns third party patent rights and trademark rights. Except as described in the Time of Sale Prospectus, (i) there are no third parties who have or will be able to establish ownership rights or rights to use any Company Intellectual Property, except for (A) the retained rights of the owners of Company Intellectual Property which is licensed to the Company or its subsidiaries and (B) the rights of customers and channel partners to use Company Intellectual Property in the ordinary course, consistent with past practice; (ii) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights or any of its subsidiaries’ rights in or to any Company Intellectual Property, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes or misappropriates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries is aware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any Company Intellectual Property; and (vi) to the Company’s knowledge, no Company Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries, or otherwise in violation of the rights of any persons, except, in the case of each of (i) through (vi) above, where the outcome of which would not be expected to be material in light of all relevant facts and circumstances to the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have taken reasonable steps necessary to secure interests in the Company Intellectual Property developed by their employees, consultants, agents and contractors in the course of their service to the Company. All amounts payable by the Company or its subsidiaries to all persons involved in the research, development, conception or reduction to practice of any of the Company’s or any subsidiary’s Intellectual Property have been paid in full, and all current and former employees of the Company or its subsidiaries have expressly and irrevocably waived the right to receive compensation in connection with “Service

Inventions” under Section 134 of the Israeli Patent Law 1967 or any other similar provision under any law of any applicable jurisdiction. There are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property owned by the Company or any of its subsidiaries that are required to be described in the Time of Sale Prospectus that are not described in all material respects. The Company and its subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus and are not described in all material respects. No government funding, facilities or resources of a university, college, other educational institution or research center, including without limitation the Israeli Investment Center and the Office of the Chief Scientist of the Ministry of Economy of the State of Israel, was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries; nor has the Company or any of its direct or indirect subsidiaries, organized under the laws of the State of Israel (the “Israeli Subsidiaries”) applied for or received “Approved Enterprise” or “Privileged Enterprise” status or other tax incentive under the Law of Encouragement of Capital Investment, 1959 and no governmental agency or body, university, college, other educational institution or research center has any claim or right in or to any Company Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries. The Company and its subsidiaries have used all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Materials”) in compliance with all license terms applicable to such Open Source Materials, except where the failure to comply would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has used or distributed any Open Source Materials in a manner that requires or has required (i) the Company or any of its subsidiaries to permit reverse engineering of any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries; or (ii) any products or services of the Company or any of its subsidiaries, or any software code or other technology owned by the Company or any of its subsidiaries, to be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works, or (C) redistributed at no charge, except, in the case of each of (i) and (ii) above, such as would not reasonably be expected to be material to the Company and its subsidiaries taken as a whole.

(z) (i) From the date of incorporation of (a) each of the Company’s subsidiaries that were formed and wholly-owned by the Company at the time of formation (the “Original Subsidiaries”), which for the sake of clarity excludes Incapsula, Inc. (“Incapsula”), Skyfence Networks, Ltd. (“Skyfence”) and the respective subsidiaries of Incapsula and Skyfence (the “Incapsula Subsidiaries” or the “Skyfence Subsidiaries,” respectively), for Israeli tax purposes and otherwise, all Intellectual Property developed, first authored, created, invented, modified or improved (“Developed”) by each of the Original Subsidiaries or any of their respective employees, consultants or independent contractors (including both current and former employees, consultants and independent contractors) was Developed for the sole and exclusive benefit of the Company, and was duly assigned and transferred to the Company, and all such Intellectual Property is solely and exclusively, and has always been, owned by the Company; and (b) each of Incapsula and Skyfence, for Israeli tax purposes and otherwise, all Intellectual Property Developed by Incapsula and the Incapsula Subsidiaries, and Skyfence and the Skyfence Subsidiaries, or any of their respective employees, consultants or independent contractors (including both current and former employees, consultants and independent contractors), was Developed for the sole and exclusive benefit of Incapsula and Skyfence, respectively, and was duly assigned and transferred to Incapsula and Skyfence, respectively, and all such Intellectual Property is solely and exclusively, and has always been, owned by Incapsula and Skyfence, respectively. (ii) All Company Intellectual Property Developed by the Company’s employees, consultants and independent contractors (including both current and former employees, consultants and independent contractors), which, solely for this clause (ii), excludes the Intellectual Property described in the preceding clauses (i)(a) and (i)(b) and the Intellectual Property acquired by the Company in connection with the asset purchase from Tomium Software, LLC (the “Tomium Intellectual Property”), was Developed for the sole and exclusive benefit of the Company, and was duly assigned and transferred to the Company, and all such Company Intellectual Property is solely and exclusively, and has always been, owned by the Company; and the Tomium Intellectual Property was duly assigned and transferred to the Company and is solely and exclusively owned by the Company. (iii) From their inception (a) each of the Original Subsidiaries organized under the laws of the State of Israel provided the Company research and development services, and is not deemed to own, and, except as described in the preceding clause (i)(a), never owned, for tax purposes, or otherwise, any Intellectual Property, including Company Intellectual Property; and (b) each of the Incapsula Subsidiaries organized under the laws of the State of Israel provided Incapsula research and development services, and is not deemed to own, and except as described in the preceding clause (i)(b), never owned, for tax purposes, or otherwise, any Intellectual Property. Neither the Company nor any of the Original Subsidiaries, Incapsula, Skyfence, the Incapsula Subsidiaries or the Skyfence Subsidiaries has transferred ownership of, or granted any exclusive rights of, any Intellectual Property Rights that are or were the Intellectual Property of the Company, the Original Subsidiaries, Incapsula or Skyfence, respectively, to any Person other than any transfer of ownership from the subsidiaries to the Company (including from the Original Subsidiaries to the Company), from the Incapsula Subsidiaries to Incapsula, or from the Skyfence Subsidiaries to Skyfence.

(aa) No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is imminent or threatened.

(bb) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(cc) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(dd) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ee) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with GAAP. All material tax liabilities have been adequately provided for in the financial statements of the Company included or incorporated by reference in the Time of Sale Prospectus, and the Company does not know of any actual or proposed additional material tax assessments. The issuance, delivery and sale to the Underwriters of the Shares to be sold by the Company hereunder, and the sale and delivery of the Shares by the Underwriters to subsequent purchasers, shall not be subject to taxes by the State of Israel or taxing authority thereof, including without limitations any tax withholding obligations.

(ff) Neither the Company nor any of its subsidiaries has requested or received a ruling from any tax authority or signed a closing or other agreement with any tax authority. The Company and its subsidiaries have at all times been residents for tax purposes of their respective countries of incorporation, since their respective inception, the Company and its subsidiaries have not paid and are not liable to pay taxes in any other jurisdiction, no claim has been made in writing by any tax authority in any jurisdiction where the Company or any subsidiary does not file tax returns that it is or may be subject to tax by such jurisdiction and, without limiting the foregoing, neither the Company nor any subsidiary (other than the Israeli Subsidiaries) (i) is or has been an Israeli resident as defined in Section 1 of the Israeli Income Tax Ordinance New Version, 1961, as amended, and all rules and regulations promulgated thereunder (“ITO”), (ii) has or has had a “permanent establishment” (as defined in any applicable income tax treaty) in the State of Israel, or (iii) has been managed and/or controlled from the State of Israel (including but not limited to holding a majority of the meetings of its board of directors in the State of Israel).

(gg) The Company and each of its subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income

Security Act of 1974, as amended, as amended, including the regulations and published interpretations thereunder (“ERISA”); neither the Company nor its subsidiaries has, or previously sponsored, a “pension plan” (as defined in ERISA); the Israeli Subsidiaries do not have any material liability to the Israeli Tax Authority with respect to any Israeli benefit plan. The Israeli Subsidiaries have made adequate provisions with respect to the any payment due under any Israeli benefit plan, including severance pay provided under the law, agreement or otherwise, except for such payments that can be delayed in the ordinary course of business as permitted under laws. No events have occurred or are expected to occur with respect to any Israeli benefit plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan; and with respect to stock options, granted pursuant to the Company’s equity incentive plans disclosed in the Time of Sale Prospectus, (A) the per share exercise price of each stock option granted by the Company reflects at least the per share fair market value of the Common Stock on the date of grant, as determined by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (B) each such grant was made in accordance with the terms of the relevant Company equity incentive plan, (C) each such grant was properly accounted for in accordance with GAAP and (D) each stock option granted to eligible Israeli residents were deposited in accordance with the provisions of Section 102 of the ITO with a trustee within the period determined and accepted by the Israeli Tax Authority for such deposit. The Company and its subsidiaries are in compliance in all material respects with collective bargaining agreements and extension orders applicable to their employees in the State of Israel.

(hh) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) designed to comply with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s internal control over financial reporting is effective and sufficient to provide that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) designed to comply with the requirements of the Exchange Act; such disclosure controls and procedures have been reasonably designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective at the reasonable assurance level.

(jj) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) Neither the Company nor any of its subsidiaries nor to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries or controlled affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their business in material compliance with applicable anti-corruption laws, including, but not limited to, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, Title 5 of the Israeli Penalty Law (Bribery Transactions) and the Israeli Prohibition on Money Laundering Law – 2000, and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws.

(ll) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Israeli Prohibition or Money Laundering Law – 2000, and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm) (i) Neither the Company nor any of its subsidiaries, nor any director or officer of the Company, nor, to the Company’s knowledge, any employee, agent,

controlled affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (a “Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other sanctions authorities to which the Company is subject (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Except as disclosed in the Time of Sale Prospectus, for the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(nn) Except as described in the Time of Sale Prospectus, neither the Company nor any officer, director, or subsidiary of the Company has any reason to believe that the Company or any director, officer, or subsidiary of the Company, nor to the actual knowledge of the Company’s officers, any agent, distributor, representative or controlled affiliate of the Company has taken any action in material violation of, or which may cause the Company or any of its subsidiaries to be in material violation of, any applicable U.S. or Israeli law, or the applicable laws of any other jurisdictions where the Company and its subsidiaries conduct business, governing imports into or exports from the United States, Israel or other applicable jurisdictions in connection with the Company’s products, software or technologies including without limitation: any executive orders or regulations issued with respect to the laws referred to in this Section 1(mm), the Arms Export Control Act (22 U.S.C.A. § 2278), the Export Administration Act (50 U.S.C. App. §§ 2401-2420), the International Traffic in Arms Regulations (22 CFR 120-130), the Export Administration Regulations (15 CFR 730 et seq.), the Customs Laws of the United States (19 U.S.C. § 1 et seq.), the International Emergency Economic Powers Act

(50 U.S.C. § 1701-1706), any other export control regulations issued by the agencies listed in Part 730 of the Export Administration Regulations, Section 2(a) of the Israeli Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended, the Israeli Law of Regulation of Security Exports, 2007, or any applicable non-U.S. laws of a similar nature (the “Export and Import Control Laws”). To the Company’s knowledge, except as described in the Time of Sale Prospectus, there have been no claims or charges made, external investigations undertaken, material violations found, or settlements of any enforcement actions under the Export and Import Control Laws by any governmental entity with respect to matters arising under such laws against the Company and its subsidiaries, or against the agents, distributors, or representative of any of the foregoing in connection with their relationship with the Company. The Company and its subsidiaries have designed and maintained, and will to continue to maintain a compliance program designed to promote and achieve compliance with the Export and Import Control Laws.

(oo) The Company and its subsidiaries have obtained all licenses and other approvals necessary for its use, development, commercialization, import and export of products, software and technologies which may involve the use or engagement in encryption technology, or which may involve any other technology whose development, commercialization, import or export is restricted or otherwise regulated under the laws and regulations of the United States, Israel or other applicable jurisdictions, including, but not limited to, the Export and Import Control Laws, and the Company and its subsidiaries are in compliance with the terms of, all such approvals and licenses, and all such approvals and licenses are in full force and effect in all material respects. There are no pending or, to the knowledge of the Company, threatened claims against the Company or any of its subsidiaries with respect to such export licenses or other approvals. The Company and each of its subsidiaries has developed, used and commercialized each of their products and conducted its import and export transactions, including, but not limited to, all downloads of Company’s software, all transfers of software code (in binary or source code forms), and all transfers of technology, including, without limitation to Company’s third-party developers, in accordance in all material respects with applicable provisions of the laws and regulations of the United States, Israel or other applicable jurisdictions governing the use, development, import, export or other engagement in encryption technology and any other restricted technologies, including but not limited the Export and Import Control Laws. Any transfers or exports of Company’s server-side code have been done in material accordance with the Export and Import Control Laws. Subject to compliance with applicable Export and Import Control Laws, all Company Intellectual Property may be exported or transferred out of Israel without restriction and without payment of any kind to any applicable governmental authority.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $37.245 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 450,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, it will not, during the period ending 75 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned or convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The foregoing sentence shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) the grant of options or restricted stock units or the issuance of shares of Common Stock by the Company to employees, officers, directors, advisors or consultants of the Company or its subsidiaries pursuant to employee benefit plans or employee stock purchase plans in effect on the date hereof and described in the Time of Sale Prospectus, (d) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to an employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, (e) the sale or issuance of, or entry into, an agreement to sell or issue shares of Common Stock or securities convertible into or exercisable for Common Stock in connection with any (i) mergers, (ii) acquisition of securities, businesses, property or other assets, (iii) joint ventures, (iv) strategic alliances, (v) partnerships with experts or other talent to develop or provide content, (vi) equipment leasing arrangements or (vii) debt financing; provided, that the aggregate number of shares of Common Stock or securities convertible into or exercisable for Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (e) shall not exceed 5% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated by this Agreement; and provided further, that each recipient of pursuant to this clause (e) shall execute a lock-up agreement substantially in the form of Exhibit A hereto.

Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that if the Underwriters are eligible to publish or distribute research reports pursuant to Rule 139 of the Securities Act and the Company has “actively traded securities” as defined in Regulation M of the Exchange Act, the foregoing extension shall not apply. The Company shall provide the Representatives and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 5(g) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $39.00 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $1.053 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 18, 2015, or at such other time on the same or such other date, not later than March 25, 2015, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than April 24, 2015, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 10:00 a.m. (New York City time) on the date hereof, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Fenwick & West, LLP, outside counsel for the Company, dated the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, dated the Closing Date.

(e) The Underwriters shall have received on the Closing Date an opinion of Herzog, Fox & Neeman, special Israel counsel for the Company, dated the Closing Date.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company and certain stockholders of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Fenwick & West, LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion of Herzog, Fox & Neeman, special Israel counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities

Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(h) To make generally available to the Company’s security holders and to you as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all costs and expenses incident to listing the Shares on the NYSE, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show,” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft and other transportation chartered in connection with the road show, with the amounts for the cost of aircraft and other transportation chartered in connection with the road show to be divided equally between the Company, on the one hand and the Underwriters, on the other, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing, but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have hereunder to any indemnified party otherwise than under this subsection unless and to the extent the indemnifying party has been materially prejudiced through the forfeiture by the indemnifying party of substantial rights and defenses. The indemnifying party, upon request of the indemnified party, shall retain counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses but after deducting underwriting discounts and commissions) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i)any termination of this Agreement, (ii)any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii)acceptance of and payment for any of the Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Stock Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered , mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-9344); Attention: Equity Capital Markets - Syndicate Desk, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005 (fax: (212) 797-4561); Attention: General Counsel; if to the Company shall be delivered, mailed or sent to 3400 Bridge Parkway, Suite 200, Redwood Shores, California 94065.

Very truly yours,

Imperva, Inc.

By:	/s/ Anthony Bettencourt
Name: Anthony Bettencourt
Title: President & Chief Executive Officer

Accepted as of the date hereof

Morgan Stanley & Co. LLC Deutsche Bank Securities Inc.

Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Lauren Cummings
Name: Lauren Cummings
Title: Executive Director

By:	Deutsche Bank Securities Inc.

By:	/s/ John Reed
Name: John Reed
Title: Managing Director

By:	/s/ Benjamin Marsh
Name: Benjamin Marsh
Title: Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	1,110,000
Deutsche Bank Securities Inc.	900,000
RBC Capital Markets LLC	390,000
Pacific Crest Securities LLC	300,000
Macquarie Capital (USA) Inc.	150,000
Nomura Securities International, Inc.	150,000

Total:	3,000,000

SCHEDULE II

Time of Sale Prospectus

1. Preliminary Prospectus issued March 9, 2015

2. The final term sheet attached as Exhibit B hereto.

EXHIBIT A

FORM OF LOCK-UP LETTER

March 12, 2015

Morgan Stanley & Co. LLC

    1585 Broadway

    New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Imperva, Inc., a Delaware corporation (the “Company”) providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley, (the “Underwriters”), of shares (the “Shares”) of the common stock , $0.0001 par value per share of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, the undersigned will not, during the period commencing on the date hereof and ending 75 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions described in the foregoing sentence shall not apply to (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or gifts, by will, other testamentary document or intestacy, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (b) transfers of shares of Common Stock or any security convertible into Common Stock to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned, or if the undersigned is a trust, to any beneficiary (including such beneficiary’s estate) of the undersigned, provided that the trustee of the trust or such beneficiary agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (c) dispositions of shares of Common Stock or any security convertible into Common Stock to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or settlement agreement, provided that such transferee agrees to be bound in writing by the restrictions set forth herein, (d) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners, members, stockholders or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned, provided that such transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), for the transfer of shares of Common Stock or any security convertible into Common Stock, provided that the 10b5-1 Plan does not provide for the sale or transfer of Common Stock during the Restricted Period, (f) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (g) forfeitures or sales of shares of Common Stock or any security convertible into Common Stock to the Company to satisfy tax withholding obligations of the undersigned in connection with the vesting, settlement or exercise of equity awards granted pursuant to an employee benefit plan in existence prior to the date of the Registration Statement on Form S-3 filed with respect to the Public Offering (the “Registration Statement”), provided that such employee benefit plan and the number of shares of Common Stock available for distribution under such employee benefit plan are described in, or incorporated by reference into, the Registration Statement and the final prospectus used to sell the Shares (the “final prospectus”), (h) transfers of shares of Common Stock pursuant to a 10b5-1 Plan in existence as of the date hereof, provided that any public announcement or filing under Section 16(a) of the Exchange Act regarding such sale or transfer state that such transfers are made pursuant to a 10b5-1 Plan, (i) the modification, amendment or termination of a 10b5-1 Plan in accordance with the terms of the 10b5-1 Plan and the Company’s internal policies, provided that no transfers of shares shall be made pursuant to such amended or modified plan during the Restricted Period, (j) pursuant to a net exercise or “cashless” exercise of equity awards granted pursuant to an employee benefit plan in existence prior to the date of the Registration Statement, including any forfeitures or sales of shares of Common Stock or any security convertible into Common Stock to the Company in connection with such exercise pursuant to clause (g) above, provided that any shares of Common Stock acquired pursuant to such exercise shall be subject to the restrictions set forth in this agreement, (k) forfeitures of shares of Common Stock that have been disclosed as beneficially owned by the undersigned (if any) pursuant to Section 16(a) of the Exchange Act to the Company to satisfy escrow obligations of the undersigned in connection with the Share Exchange Agreement entered into as of February 6, 2014, by and among the Company, SkyFence Networks, Ltd. and the sellers listed therein, (l) sales of shares of Common Stock solely for the purpose of satisfying the undersigned’s tax obligations that are in excess of the obligations described in clause (g) or (m) with the prior written consent of Morgan Stanley on behalf of the Underwriters. In addition, except for clause (h) above, it shall be a condition to any such sale or transfer, that no public announcement or filing under the Exchange Act regarding such sale or transfer is made or required to be made during the Restricted Period, unless such disclosure is made pursuant to Section 16(a) of the Exchange Act in connection with a transaction reported pursuant to clauses (f) through (m) above. If disclosure is made pursuant to Section 16(a) of the Exchange Act in connection with a transaction reported pursuant to clauses (g), (j), (k), (l) or (m) above, such disclosure shall contain a footnote describing the specific purpose of the sale or transfer. For purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clauses (a),(b),(c),(d), (f), (g), (h), (j), (k), (l) and (m) above, for the duration of this letter will have, good and marketable title to the undersigned’s shares of Common Stock that are outstanding, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the Restricted Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided that if the Underwriters are eligible to publish or distribute research reports pursuant to Rule 139 of the Securities Act and the Company has “actively traded securities” as defined in Regulation M of the Exchange Act, the foregoing extension shall not apply. The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Company or Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This agreement shall automatically terminate upon the earliest to occur, if any, of (a) the date that Morgan Stanley, on the one hand, or the Company, on the other hand, advises the other in writing, that it has determined not to proceed with the Public Offering (provided that such written notice is received prior to the execution of the Underwriting Agreement), (b) the date of termination of the Underwriting Agreement (other than provisions thereof that survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder, or (c) April 30, 2015, in the event that the Underwriting Agreement has not been executed by such date.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of securities pursuant to any agreement, understanding or anything otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided, however, that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering. Further, the undersigned hereby agrees that, to the extent that the terms of this letter conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this letter supersedes such registration rights agreement.

Very truly yours,

(Name)

(Address)

EXHIBIT B

Imperva, Inc.

$117,000,000

3,000,000 Shares of Common Stock

Issuer:	Imperva, Inc.

Symbol:	IMPV (NYSE)

Size:	$117,000,000

Total Shares Offered:	3,000,000 shares of Common Stock (100% Primary)

Greenshoe:	450,000 shares of Common Stock (100% Primary) 15% of the total shares of Common Stock offered

Price to public:	$39.00 per share of Common Stock

Trade date:	March 12, 2015

Closing date:	March 18, 2015

CUSIP No.:	45321L100

Underwriters:	Morgan Stanley & Co. LLC Deutsche Bank Securities Inc. RBC Capital Markets LLC Pacific Crest Securities LLC Macquarie Capital (USA) Inc. Nomura Securities International, Inc.

The Issuer has filed an effective registration statement and a prospectus in connection with the offering to which this communication relates with the Securities and Exchange Commission (SEC). Before you invest, you should read the prospectus and the registration statement, and other documentation that the Issuer has filed with the SEC for more information about the Issuer and this offering.

A copy of the prospectus relating to the offering may be obtained by contacting Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or jurisdiction.